Exhibit 10.3
CROGHAN BANCSHARES, INC.
AMENDED AND RESTATED
2002 STOCK OPTION AND INCENTIVE PLAN
     1. PURPOSE. The purpose of the Croghan Bancshares, Inc. (“Croghan”), Amended and Restated 2002 Stock Option and Incentive Plan (this “Plan”) is to promote and advance the interests of Croghan and its shareholders by enabling Croghan to attract, retain and reward directors, managerial and other employees of Croghan and any subsidiary and to strengthen the mutuality of interests between such directors and employees and Croghan’s shareholders by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of Croghan. This Plan is hereby amended and restated in its entirety, for the purpose of complying with Section 409A of the Code, effective as of December 8, 2008.
     2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:
     (a) “Award” means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option or a Stock Appreciation Right, or any combination thereof, as provided in the Plan.
     (b) “Board” means the Board of Directors of Croghan.
     (c) “Buy Out Notice” means the notice defined in Section 14 of this Plan.
     (d) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.
     (e) “Committee” means the Committee of the Board constituted as provided in Section 3 of this Plan.
     (f) “Common Shares” means the common shares, $12.50 par value per share, of Croghan or any security of Croghan issued in substitution, in exchange or in lieu thereof.
     (g) “Croghan” means Croghan Bancshares, Inc., an Ohio corporation, or any successor corporation.
     (h) “Employment” means regular employment with Croghan or a Subsidiary and does not include service as a director only.
     (i) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

     (k) “Fair Market Value” means as follows:
     (i) If the Common Shares are traded on a national securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date that such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.
     (ii) If the Common Shares are quoted on The Nasdaq Stock Market at the time of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing bid and closing asked quotation with respect to a Common Share on such date on The Nasdaq Stock Market.
     (iii) If the Common Shares are not traded on a national securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined as follows: (a) with respect to an Incentive Stock Option, by the Committee in good faith; and (b) with respect to any Non-Qualified Stock Option or Stock Appreciation Right, through the reasonable application of a reasonable valuation method, taking into account all information material to the value of Croghan, within the meaning of Treasury Regulation §1.409A-1(b)(5)(iv)(B).
     (l) “FDIC” means the Federal Deposit Insurance Corporation.
     (m) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
     (n) “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of this Plan which is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.
     (o) “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of this Plan which is not an Incentive Stock Option.
     (p) “Participant” means an employee or director of Croghan or a Subsidiary who is granted a Stock Option under this Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term “Participant” shall include only employees of Croghan or a Subsidiary.
     (q) “Plan” means the Croghan Bancshares, Inc., 2002 Amended and Restated Stock Option and Incentive Plan, as set forth herein and as hereinafter amended from time to time.
     (r) “Related” means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent to which a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.

     (s) “Repurchase Right” means the right defined in Section 10 of this Plan.
     (t) “Stock Appreciation Right” means a Stock Appreciation Right with respect to shares granted by the Committee pursuant to Section 11 hereof.
     (u) “Stock Option” means an award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.
     (v) “Subsidiary” means (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined in Section 424(f) of the Code or a “parent corporation” as defined in Section 424(e) of the Code; and (ii) with respect to a Non-Qualified Stock Option or Stock Appreciation Right, any person with whom Croghan would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted by Treasury Regulation §1.409A-1(b)(5).
     (w) “Terminated for Cause” means any removal of a director or discharge of an employee for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of a director or employee which results in a substantial financial loss to Croghan or a Subsidiary.
     3. ADMINISTRATION.
     (a) This Plan shall be administered by the Committee, which shall be comprised of not fewer than three of the members of the Board. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held.
     (b) The Committee is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. Croghan shall effect the granting of Stock Options under this Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

     4. DURATION OF, AND COMMON SHARES SUBJECT TO, THIS PLAN.
     (a) Term. This Plan shall terminate on the date which is ten (10) years from the date on which this Plan is adopted by the Board, except with respect to Stock Options then outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under this Plan after the date which is ten (10) years from the date on which this Plan is adopted by the Board or the date on which this Plan is approved by the shareholders of Croghan, whichever is earlier.
     (b) Common Shares Subject to Plan. The maximum number of Common Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 9 of this Plan, shall be 190,951 Common Shares. For the purpose of computing the total number of Common Shares available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise or settlement of Stock Options as of the dates on which such Stock Options are granted. If any Stock Options or Stock Appreciation Rights are forfeited, terminated or exchanged for other Stock Appreciation Rights or Stock Options, or expire unexercised, the Common Shares which were theretofore subject to such Awards shall again be available for Awards under this Plan to the extent of such forfeiture, termination or expiration of such Awards.
     Common Shares which may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by Croghan. No fractional shares shall be issued under this Plan.
     5. ELIGIBILITY AND GRANTS. Persons eligible for Awards under this Plan shall consist of directors and managerial and other key employees of Croghan or a Subsidiary who hold positions with significant responsibilities or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of Croghan or a Subsidiary. In selecting the directors and employees to whom Awards will be made and the number of shares subject to such Awards, the Committee shall consider the position, duties and responsibilities of the eligible directors and employees, the value of their services to Croghan and the Subsidiaries and any other factors the Committee may deem relevant.
     6. STOCK OPTIONS. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the following terms and conditions and in such form as the Committee may from time to time approve and shall contain such additional terms and conditions as the Committee shall deem desirable, not inconsistent with the express provisions of the Plan:
     (a) Grant. Stock Options may be granted under this Plan on terms and conditions not inconsistent with the provisions of this Plan.
     (b) Stock Option Price. The option exercise price per Common Share purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Stock Option. In the case of a Participant who owns, directly or indirectly, more than 10% of the combined voting power of all classes of stock of Croghan or any Subsidiary at the time an Incentive Stock Option is granted, the option exercise price of an Incentive Stock Option shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time the Incentive Stock Option is granted to such Participant.
     (c) Stock Option Terms. Subject to the right of Croghan to provide, in its sole discretion and without the consent of the Participant, for earlier termination in the event of any merger, acquisition or consolidation involving Croghan, the term of each Stock Option shall be fixed by the Committee; provided, however, that the term of an Incentive Stock Option will not exceed ten (10) years after the date the Incentive Stock Option is granted; provided further, however, that in the case of a Participant who owns directly or indirectly, more than 10% of the combined voting power of all classes of stock of Croghan or any Subsidiary at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years.
     (d) Exercisability. Except as set forth in this Plan or as designated by the Committee at the time of grant, Stock Options awarded under this Plan shall be immediately exercisable in full.
     (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to Croghan specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.
     (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of Croghan or a Subsidiary for the first time by a Participant during any calendar year exceeds $100,000, or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.
     7. EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY, DEATH OR CHANGE IN CONTROL.
     (a) Except in the event of the death or disability of a Participant or in the event a Participant is Terminated for Cause, upon the resignation, removal or retirement from the Board of any Participant who is a director of Croghan or a Subsidiary or upon the termination of Employment of a Participant who is not a director of Croghan or a

Subsidiary, all Stock Options which have not yet become exercisable shall thereupon terminate and be of no further force or effect and, unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options which have become exercisable shall terminate if they are not exercised by the earlier of (i) the respective expiration dates of such Stock Options or (ii) the date which is three (3) months after such resignation, removal, retirement or termination of Employment.
     (b) Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options granted under this Plan shall become exercisable in full on the date of termination of a Participant’s employment or directorship with Croghan or a Subsidiary because of his death or disability, and, subject to extension by the Committee, all Stock Options shall terminate if not exercised by the earlier of (i) the respective expiration dates of any such Stock Options or (ii) the date which is twelve (12) months after the Participant’s death or disability.
     (c) Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, in the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which has not been exercised shall terminate and be of no further force or effect as of the date the Participant is Terminated for Cause.
     (d) All outstanding Stock Options shall become immediately exercisable in the event of a change in control or imminent change in control of Croghan or any Subsidiary, as determined by the Committee. For purposes of this Section 7, “change in control” shall mean: (i) the execution of an agreement for the sale of all, or a material portion of, the assets of Croghan or any Subsidiary; (ii) the execution of an agreement for a merger or recapitalization of Croghan or any Subsidiary or any merger or recapitalization whereby Croghan or any Subsidiary is not the surviving entity; (iii) a change of control of Croghan or any Subsidiary, as defined or determined by the Federal Reserve Board or the FDIC; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term “beneficial ownership” as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of Croghan or any Subsidiary by any person, trust, entity or group. For purposes of this Section 7, “imminent change in control” shall refer to any offer or announcement, oral or written, by any person or any persons acting as a group, to acquire control of Croghan or any Subsidiary as to which an application or notice has been filed with the Federal Reserve Board or the FDIC and such application has been approved or such notice has not been disapproved.
     8. NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Stock Options will be payable only to, the Participant or his or her legal representative.

     9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
     (a) Notwithstanding the existence of this Plan and any Awards granted hereunder, the Board and/or the shareholders of Croghan shall at any time have the right, the power and the authority to make or authorize any of the following: any adjustment, recapitalization, reorganization or other change in Croghan’s capital structure or its business; any merger, acquisition or consolidation of Croghan; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting Croghan’s capital stock or the rights thereof; the dissolution or liquidation of Croghan or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Awards outstanding at the time of such corporate transaction or which would involve the termination of all Awards outstanding at the time of such corporate transaction.
     (b) In the event of any change in capitalization affecting the Common Shares of Croghan, such as a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Award, and the exercise price per share in respect of outstanding Awards. Notwithstanding the foregoing, any adjustments made under this Section 9 shall comply with the requirements of Section 409A of the Code, to the extent applicable.
     10. RIGHT OF REPURCHASE AND RESTRICTIONS ON DISPOSITION. The Committee, in its sole discretion, may include, as a term of any Incentive Stock Option or Non-Qualified Stock Option, the right (hereinafter the “Repurchase Right”), but not the obligation, to repurchase all or any amount of the Common Shares acquired by a Participant pursuant to the exercise of any such options. The Repurchase Right shall provide for, among other terms, a specified duration of the Repurchase Right, a specified price per Common Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Common Shares by the Participant during the period of the Repurchase Right. The Repurchase Right may permit Croghan to transfer or assign such right to another party. Croghan may exercise the Repurchase Right only to the extent permitted by applicable law.
     11. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right is granted to receive a number of Common Shares or an amount of cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Common Shares on the date of exercise) shall equal the amount by which the Fair Market Value per Common Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Common Shares with respect to which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to a Stock Option or may be granted independently of any Stock Option and the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect therein; provided, however, that notwithstanding any other provision of this Plan, in the event that the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the applicable restrictions and limitations of Section 6 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option. In the case of a Related Stock Option, such Related Stock Option shall cease to be exercisable to the extent of the Common Shares to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Stock Option, any Related Stock Appreciation Right shall terminate to the extent of the Common Shares with respect to which the Related Stock Option was exercised or terminated.
     12. AMENDMENT AND TERMINATION OF THIS PLAN. Without further approval of the shareholders, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares which may be issued under this Plan (except for adjustments pursuant to Section 9 of this Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially increase the benefits accruing to Participants under this Plan. The above notwithstanding, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.
     13. MODIFICATION OF OPTIONS. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of Croghan; provided, however, that no such modification, extension or renewal shall confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and shall not materially decrease the Participant’s benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan. Notwithstanding the foregoing, any modification, extension or renewal under this Section 13 shall comply with the requirements of Section 409A of the Code to the extent applicable.
     14. BUY OUT OF AWARDS. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Awards held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this Section 14. If a Buy Out Notice is given, Croghan also will pay to each affected Participant the difference between (a) the Fair Market Value of each Award (or portion of an Award) to be cancelled on the date of the cancellation and (b) the exercise price associated with each cancelled Award. However, unless otherwise designated by the Committee at the time the Award is granted, no payment will be made with respect to any Awards that are not exercisable when cancelled under this Section 14. Croghan will complete any buy out under this Section 14 within thirty (30) days after the date of the Buy Out Notice. At the Committee’s option, payment of the buy out amount may be made in cash, in whole Common Shares or partly in cash and partly in Common Shares. The number of whole Common Shares, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in Common Shares by the Fair Market Value as of the date of the Buy Out Notice.

     15. MISCELLANEOUS.
     (a) Tax Withholding. Croghan shall have the right to deduct from any settlement made under this Plan, including the delivery or vesting of Common Shares, any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Croghan to satisfy all obligation for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
     (b) No Right to Employment. Neither the adoption of this Plan nor the granting of any Award shall confer upon any employee of Croghan or a Subsidiary any right to continued Employment with Croghan or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of Croghan or a Subsidiary to terminate the Employment of any of its employees at any time, with or without cause.
     (c) Annulment of Stock Options. The grant of any Stock Option under this Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Stock Option under this Plan payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which is provisional shall be annulled as of the date of such termination.
     (d) Other Croghan Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Croghan or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. An Award under this Plan may be made in combination with or in tandem with, or as an alternative to, grants, stock options or payments under any other plans of Croghan or a Subsidiary. This Plan notwithstanding, Croghan or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors and employees for their service with Croghan and its Subsidiaries.
     (e) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for Croghan shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (f) Award Agreement. Each Participant receiving an Award under this Plan shall enter into an agreement with Croghan in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.
     (g) Cost of Plan. The costs and expenses of administering this Plan shall be borne by Croghan.
     (h) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall be deemed applicable.
     (i) Effective Date. This Plan shall be effective upon the later of adoption by the Board and approval by Croghan’s shareholders. This Plan shall be submitted to the shareholders of Croghan for approval at an annual or special meeting of shareholders held within twelve (12) months of the adoption of the Plan by the Board.
     (j) Section 409A. It is intended that the Awards granted under the Plan be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered, and operated accordingly. Nothing herein shall be construed as an entitlement to or a guarantee of any particular tax treatment to a Participant, and none of Croghan, its Subsidiaries, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

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